                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |x|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2)
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


__________________________CORNERSTONE PROPERTIES INC.__________________________
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|x| $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(j)(2).
|_| $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

5) Total fee paid:

   _____________________________________________________________________________

|_| Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Cornerstone Properties Inc.
126 East 56th Street
New York, New York 10022

                                                                    May 10, 1996

Dear Stockholder:

     The Annual Meeting of Stockholders of Cornerstone Properties Inc., a Nevada corporation (the "Company"), will be held on Thursday, June 20, 1996, at 2:00 p.m. (local time) in Room E-2 at the head office of Deutsche Bank AG, Taunusanlage 12, Frankfurt (Main) Germany, for the purposes identified below. Your Board of Directors urges you to please complete, date and sign your voting instructions and proxy and return them in the enclosed envelope no later than June 18, 1996.

     At the Annual Meeting, stockholders will vote upon the following proposals:

          1. To elect ten directors for the ensuing year.

          2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year 1996.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Your Board strongly urges you to vote in favor of all of the proposals.

Sincerely,

                  /s/ Rolf-E. Breuer                  /s/ John S. Moody

                  Dr. Rolf-E. Breuer                  John S. Moody
                  Chairman                            President

             THE COMPANY IS SUBJECT TO UNITED STATES SECURITIES LAWS RELATING TO SOLICITATION OF PROXIES FROM ITS STOCKHOLDERS.

                                TABLE OF CONTENTS

INTRODUCTION ..............................................................   3

ELECTION OF DIRECTORS (Item 1 on Proxy Card) ..............................   4

     Information Concerning Nominees and Directors ........................   4
     Board of Directors Committees, Meetings and Remuneration .............   5
     Officers .............................................................   6


EXECUTIVE COMPENSATION ....................................................   7

     Summary Compensation Table ...........................................   7
     Options Grants in Last Fiscal Year ...................................   7
     Aggregate Option Exercises in Last Fiscal Year
       and Fiscal Year-End Option Values ..................................   8
     Supplemental Pension Benefit .........................................   8
     Report of the Audit Committee ........................................   8
     Stockholder Return Graph .............................................   9


CERTAIN TRANSACTIONS ......................................................  10

     Hines Interests Limited Partnership ..................................  10
     Deutsche Bank AG .....................................................  11
     Underwriting .........................................................  11


SELECTION OF AUDITORS (Item 2 on Proxy Card) ..............................  11


OTHER MATTERS (Item 3 on Proxy Card) ......................................  12

                          CORNERSTONE PROPERTIES INC.
                              126 East 56th Street
                            New York, New York 10022

                                 PROXY STATEMENT
                         ANNUAL MEETING - JUNE 20, 1996

     Introduction. The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company for voting at its Annual Meeting of Stockholders, which is to be held on Thursday, June 20, 1996, at 2:00 p.m. (local time) in Room E-2 at the head office of Deutsche Bank AG, Taunusanlage 12, Frankfurt
(Main) Germany. This Proxy Statement and related form of proxy are first being mailed to the stockholders on or about May 10, 1996.

     The Board of Directors urges you to please complete, date and sign your voting instructions and proxy and return them in the enclosed envelope to the bank holding your Common Stock no later than June 18, 1996. In the event your bank has not provided you with a return envelope, please return your proxy directly to your depository bank.

     Solicitation of Proxies. Solicitation will be by mail, which may be supplemented by telephone or other personal contact, to be made without special compensation by regular officers or other representatives of the Company or the Transfer Agent. The Company will reimburse banks and other custodians, nominees and agents of the stockholders for the costs incurred in obtaining from their principals authorization to execute a Proxy Card. The entire cost of solicitation will be borne by the Company. If a stockholder has not received a copy of the Proxy Statement, the Company, upon request, will furnish such stockholder a copy free of charge, as soon as practicable.

     Approximately 96% of the outstanding shares of Common Stock are held through Deutsche Auslandskassenverein AG, Frankfurt ("AKV"). The Company has issued to AKV a share certificate for shares of Common Stock registered in AKV's name. AKV has issued a global (or collective) certificate representing such shares that has been deposited by AKV with the collective depository for securities, the Deutscher Kassenverein AG, Frankfurt. For co-owners of such global certificate, the following procedure for communicating their voting instruction to AKV has been instituted: each bank totals the votes received from its clients holding the Company's shares and then notifies AKV of the number of such votes, which AKV will then transmit by June 20, 1996 to the Company.

     Revocability of Proxies. Your proxy may be revoked at any time prior to the exercise thereof either by filing with the Secretary of the Company a written instrument of revocation or later dated proxy prior to the Annual Meeting or if the person executing the proxy is present at the meeting and elects to vote in person.

     Voting Securities and Principal Holders Thereof. Only stockholders of record at the close of business on April 30, 1996 will be entitled to notice of and to vote at the meeting. The Company's Common Stock is its only class of voting security. Each share is entitled to one vote. On the record date set forth above, 20,309,165 shares of the Common Stock of the Company were issued and outstanding. Based on the records of the Company at the close of business on December 31, 1995, no person owned beneficially more than five percent of the Common Stock of the Company.

     Quorum; Appraisal Rights. Under the Bylaws of the Company, twenty percent of the outstanding shares entitled to vote, whether represented in person or by proxy, shall constitute a quorum at the Annual Meeting. Proxies marked "abstain" will be considered present at the meeting for quorum purposes, but will not be counted for the purpose of determining the number of votes cast with respect to any matter. However, abstentions will have the effect of a "no" vote if the vote required is a majority of the shares outstanding and entitled to be voted. Such a vote is not required for any of the matters to be voted upon this year. Under the General Corporation Law of Nevada, stockholders are not entitled to any dissenters' rights of appraisal in respect of any of the proposals to be voted upon at the Annual Meeting.

                              ELECTION OF DIRECTORS

                             (Item 1 on Proxy Card)

     At the Annual Meeting of Stockholders, ten directors will be elected, each to hold office from the date of election until the next Annual Meeting of Stockholders and until his successor shall have been elected and qualified. Each current director of the Company is nominated for election, and all of the nominees, except Mr. Eagle, were previously elected by the stockholders. Mr. Eagle was elected a director by the Board on November 13, 1995. Unless instructed otherwise, the enclosed proxy will be voted in favor of the election of all of the nominees.

     The Board of Directors has no reason to believe that any of the persons named as nominees will not be available, but in the event that a vacancy among the original nominees occurs prior to the meeting or any of the nominees named should for any reason be unable to serve, the enclosed proxy will be voted for a substitute nominee or nominees designated by the Board of Directors and for the remaining nominees named herein.

     The table below sets forth the names, principal occupations during the last five years, positions held at the Company, ages and length of continuous service as a director of the nominees for election, and the number of shares of Common Stock beneficially owned by each nominee and by all executive officers and directors as a group as of April 30, 1996.

                  Information Concerning Nominees and Directors

                                                                                                 Shares of
                                                                                                  Common
                                      Principal Occupations                                        Stock
                                         During the Last                                       Beneficially   Director
Directors/Nominees (1)                    Five Years (2)                                  Age      Owned        Since
- ----------------------                ---------------------                               ---      -----        -----

Dr. Rolf-E. Breuer          Chairman of the Board of the Company; Member of the           58       1,400          1986
                            Board of Managing Directors of Deutsche Bank AG,
                            Frankfurt (Main)

Blake Eagle                 Chairman, since January 1994, of the MIT Center for           62          --          1995
                            Real Estate, Cambridge, Massachusetts; Senior Real
                            Estate Consultant from January 1992 to December 1993
                            and President of Real Estate Consulting from 1985 to
                            December 1991 of the Frank Russell Company, Tacoma,
                            Washington

Dr. Karl-Ludwig Hermann     Independent financial consultant, Greenwich, Connecticut      61          --          1981

Gerhard A. Koning           Executive Officer (Direktor) of Commerzbank AG,               47          --          1995
                            Frankfurt (Main)

Hans C. Mautner             Chairman and Chief Executive Officer of Corporate
                            Property Investors (real estate investments),
                            New York City                                                 58          --          1992

John S. Moody               President and Chief Executive Officer of the Company
                            since June 1991, President and Chief Executive Officer,
                            from April 1991 to July 1995, of Deutsche Bank
                            Realty Advisors, Inc., New York City                          47       57,692(3)      1991

Gerald Rauenhorst           Chairman and Chief Executive Officer of Opus Corporation      68          --          1993
                            (construction and development), Minneapolis, Minnesota

Dr. Walter Schorr           Managing Partner (Retired) of Bankhaus Gebrueder Bethmann     65          --          1991
                            (investment banking), Frankfurt (Main)

Michael J. G. Topham        Executive Vice President of Hines Interests Limited
                            Partnership (real estate investment and management),
                            Houston, Texas                                                48          --          1995

Berthold T. Wetteskind      Chairman of the Board of Managing Directors, since 1991,
                            of Deutsche Immobilien Anlagegesellschaft mbH (real estate
                            investments),  Frankfurt (Main)                               58          --          1992

Directors and  Executive Officers
as a group (16 persons)                                                                             179,721(4)      --


- --------------

(1) The information set forth above as to the beneficial ownership of Common Stock of the Company and as to other information not of record with the Company is based upon the information furnished to the Company by said persons. All shares referred to carry sole voting and investment power. The above amounts are all less than 1% of the total shares outstanding.

(2) Except as otherwise indicated, each of the above-named individuals has been engaged in the principal occupation set forth opposite his name or has held a similar position with the same company for more than the last five years.


(3) These are shares of restricted stock awarded to him in his capacity as an executive officer of the Company.

(4)  See "Officers" below.

     Dr. Breuer is also a director of The Central European Equity Fund, Inc., The Germany Fund, Inc. and The New Germany Fund, Inc.; Mr. Eagle is also a director of Storage Trust Realty; Mr. Mautner is also a director of Julius Baer Investment Management, Dreyfus Capital Value Fund, Inc., Dreyfus New Leaders Fund, Inc., Dreyfus Municipal Bond Fund, Inc., Dreyfus Strategic Municipals, Inc., Dreyfus Strategic Municipal Bond Fund, Inc., Dreyfus Insured Municipal Bond Fund, Inc., Dreyfus Municipal Money Market Fund, Inc. and Dreyfus California Tax Exempt Money Market Fund; Mr. Rauenhorst is also a director of ConAgra, Inc.; and Mr. Moody is also a director of Meridian Industrial Trust.

     See "Certain Transactions" below for information regarding transactions between the Company and persons or entities associated with the above-named individuals. Deutsche Immobilien Anlagegesellschaft mbh is a wholly-owned subsidiary of Deutsche Bank AG.

     Board of Directors Committees, Meetings and Remuneration

     The Board of Directors met six times during 1995, and, with the exception of Dr. Hermann, each director attended all of the meetings of the Board and of any committee on which he served held during the period he was a director. In 1995, except as stated in the second following paragraph, each director of the Company, other than Dr. Breuer and Messrs. Eagle and Wetteskind, received a fee of $5,000 for his services as a director and an additional $5,000 for each committee of the Board of which he was a member. Mr. Eagle did not join the Board until November 13, 1995 and was paid a total of $2,500. Consistent with Deutsche Bank AG policy, Dr. Breuer and Mr. Wetteskind waived their fees because the Company was advised by an affiliate of Deutsche Bank until July 1, 1995. See "Certain Transactions -- Deutsche Bank AG" below. The Company either reimburses each director for his expenses incurred in attending any meeting of the Board of Directors or a committee or pays such expenses directly.

     Commencing January 1, 1996, each director of the Company, other than Mr. Moody (but including Dr. Breuer and Mr. Wetteskind), will receive an annual retainer of $10,000, payable half in cash and half in the form of restricted stock and an annual cash fee of $5,000 for service on a Board standing committee. In addition, each director, other than Mr. Moody, received a one-time grant of stock options for 10,000 shares of Common Stock at an exercise price of $14.30, with a ten-year term and to vest 50% after one year and 100% after two years.

     The Board of Directors has a standing Administrative Committee comprised of Dr. Breuer, Mr. Mautner and Mr. Moody. To the extent permitted by law, the Administrative Committee may take action with the same force and effect as if the entire Board of Directors had acted in such situation where time is of the essence and it would be impractical and not in the best interests of the Company to convene a meeting of the entire Board of Directors. In place of the normal compensation for committee service, Mr. Moody received $10,000 and Mr. Mautner received $8,000 for serving on the Administrative Committee in 1995. Mr. Moody will receive no compensation for Board or committee service in 1996.

     The Board of Directors has a standing Audit Committee chaired by Mr. Mautner with Mr. Eagle, Dr. Hermann, and Dr. Schorr as its other members. The Audit Committee, which met three times in 1995, recommends an independent auditor for the Company, meets with the independent auditor to review the annual statements and accounts and the scope of the audit of the Company and reviews the internal controls and financial structure of the Company. The Audit Committee also functions as a compensation committee (without additional fees to the members), and some of its meetings are devoted wholly or substantially to compensation matters.

     The Board of Directors has a standing Investment Committee, chaired by Mr. Rauenhorst. Its other members are Mr. Mautner, Mr. Moody and Mr. Wetteskind. The Investment Committee met one time in 1995. It reviews potential investments for the Company.

     The Company does not have a standing nominating committee.

                                    Officers

     The officers of the Company are elected by the Board of Directors to serve for a term of one year or until their successors are elected and qualified. The table below sets forth the name, principal occupations during the last five years, ages and length of continuous service as an officer of the Company, and beneficial ownership of Common Stock as of April 30, 1996. The individuals listed below are all the executive officers of the Company.


                                                                                                      Shares of Common
                                       Principal Occupations During                                  Stock Beneficially
Officers                                    the Last Five Years                                Age        Owned (1)
- --------                                    -------------------                                ---         ------
John S. Moody           President and Chief Executive Officer of the Company since June 1991    47         57,692
                        and President and Chief Executive Officer of Deutsche Bank Realty
                        Advisors, Inc. from April 1991 to July 1995.

Scott M. Dalrymple      Vice President of the Company since July 1991.  Vice President from     37         13,846
                        December 1993 to July 1995 and Assistant Vice President from
                        July 1991 to December 1993 of Deutsche Bank Realty Advisors, Inc.;
                        Assistant Vice President from 1990 to July 1991 and Associate from
                        1987 to 1990 of Deutsche Bank Capital Corporation.


Rodney C. Dimock        Executive Vice President of the Company since October 1995.             49         41,958
                        President of Aetna Realty Investors from April 1991 to October 1995.


Thomas P. Loftus        Vice President and Controller of the Company since June 1992            37         18,042
                        and Secretary of the Company since June 1993. Director-Fund
                        Administration from December 1993 to July 1995, Vice
                        President-Fund Administration from June 1992 to December 1993, and Vice President-Controller from April 1991 to June 1992 of
                        Deutsche Bank Realty Advisors, Inc.: Assistant Vice President
                        from December 1988 to January 1990 of Deutsche Bank Capital
                        Corporation.

Kevin P. Mahoney        Vice President and Treasurer of the Company since September             35         13,846
                        1992. Vice President from December 1993 to July 1995 and
                        Assistant Vice President from July 1991 to December 1993 of
                        Deutsche Bank Realty Advisors, Inc.; Assistant Vice President
                        from January 1990 to July 1991 and Associate from 1988 to
                        January 1990 of Deutsche Bank Capital Corporation.

Andrew E. Masters, Jr.  Vice President of the Company since March 1992.  Director-Asset         45         19,091
                        Management from December 1993 to July 1995 and Vice
                        President-Asset Management from February 1992 to December 1993 of Deutsche Bank Realty  Advisors,  Inc.;  Vice President of
                        February 1992., Inc. from 1987 to Real Estate

Thomas A. Nye           Vice President of the Company since July 1995. Vice President           31         13,846
                        from December 1993 to July 1995 and Assistant Vice President from
                        July 1991 to December 1993 of Deutsche Bank Realty Advisors, Inc.;
                        Assistant Vice President from 1990 to Uuly 1991 and Associate from 1987 to 1990 of Deutsche Bank Capital Corporation.

- ------------
(1) These are shares of restricted stock awarded to the named officers in their capacities as executive officers of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and two other officers for the period July 1, 1995 through December 31, 1995. Prior to July 1, 1995, the Company was managed pursuant to an advisory agreement with Deutsche Bank Realty Advisors, Inc. and paid no compensation to its officers, who were compensated by Deutsche Bank Realty Advisors, Inc. for services to it, including the payment of bonuses. See "Certain Transactions -- Deutsche Bank AG" below. Only the following three officers' salary and bonus from the Company exceeded $100,000 in 1995.

                           Summary Compensation Table

                                         Annual
                                     Compensation(1)              Long-Term Awards
                                  _____________________        _______________________
                                                               Restricted   Securities
                                                                 Stock      Underlying
Name and Principal Position     Year    Salary   Bonus(3)       Awards(4)   Options (#)     All Other Compensation(5)
- ---------------------------      ---     ----     ------         ------       -------           -----------------
John S. Moody, President and
Chief Executive Officer         1995   $175,000   $100,000      $825,000      300,000                 $17,783

Rodney C. Dimock, Executive Vice
President                       1995(2)  57,291    100,000       600,000      150,000                 77,500

Andrew E. Masters, Jr., Vice
President                       1995     72,500     30,000       273,000       75,000                 13,841


- --------------
(1)      See the lead-in paragraph to the Table.

(2)      Mr. Dimock commenced employment with the Company on October 16, 1995.

(3) Awarded on March 12, 1996 for performance in the second half of 1995; payable in June 1996. It is anticipated that bonuses for 1996 and future years will not be awarded until June of the following year.

(4) Dollar value calculated by multiplying the closing market price on the Frankfurt Stock Exchange on the date of grant by the number of shares awarded. The aggregate number of restricted shares held and their value as of December 31, 1995 were as follows: Mr. Moody -- 57,692 shares/$845,188; Mr. Dimock -- 41,958 shares/$614,685; Mr. Masters --
          19,091 shares/$279,683. All of these shares were awarded for 1995. They will fully vest with respect to 13.333% on June 30, 1996, 1997, 1998 and 1999, and with respect to 46.668% on June 30, 2000. Regular dividends are paid on restricted stock.

(5) "All Other Compensation" includes Company contributions to the Profit Sharing Plan on behalf of the named individuals in the following amounts: Mr. Moody -- $15,000; Mr. Dimock -- $15,000; and Mr. Masters -- $12,859. Also includes premiums paid by the Company for life insurance for the benefit of the named individuals in the following amounts: Mr. Moody -- $2,783; and Mr. Masters -- $982, and a one-time payment of $62,500 to Mr. Dimock as part of the arrangements for his joining the Company.

                       Options Grants in Last Fiscal Year

                                                                                      Potential Realizable Value at
                                                                                      Assumed Annual Rates of Stock
                                                                                          Price Appreciation for
                                              Individual Grants                                 Option Term
                            _____________________________________________________        ________________________

                          Number of                                Market
                         Securities    % of Total                 Price on
                         Underlying  Options Granted  Exercise     Date of
                           Options   to Employees in    Price       Grant  Expiration
        Name           Granted (#)(1)  Fiscal Year    ($/Sh)(2)   ($/Sh)(3)   Date       0%($)      5%($)      10%($)
        ----           --------------  -----------    ---------   ---------   ----       -----      -----      ------
John S. Moody            300,000         34.78%        $14.30      $16.75    8/1/05   $735,000  $3,894,000  $8,745,000

Rodney C. Dimock         150,000         17.39          14.30       16.75    8/1/05    367,500   1,947,000   4,372,500

Andrew E. Masters, Jr.    75,000          8.70          14.30       16.75    8/1/05    183,750     973,500   2,186,250


- ------------
(1) The Company has not granted any stock appreciation rights. These options become exercisable in installments of 20% each year following the date of grant and have a term of ten years. All outstanding stock options would become fully exercisable prior to any reorganization, merger or sale of assets of the Company where the Company is not the surviving corporation or prior to liquidation of the Company or a change in control (as defined).

(2) The exercise price of the options is equal to the per share public offering price of the Common Stock in the offering in Germany in August 1995 and is paid in cash.

(3)  Closing market price on the Frankfurt Stock Exchange.

                     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
                                                                 Number of Securities
                                                                Underlying Unexercised  Value of Unexercised In-the-
                        Shares Acquired                          Options at FY-End(#)  Money Options at FY-End ($)(1)
       Name             on Exercises(#)    Value Realized ($)  Exercisable/Unexercisable  Exercisable/Unexercisable
       -----            ---------------    ------------        -------------------        ------------------
John S. Moody                   0                  $0                0/300,000                  $0/$105,000

Rodney C. Dimock                0                   0                0/150,000                     0/52,500

Andrew  E. Masters, Jr.         0                   0                0/75,000                      0/26,250


- -----------

(1) Market value of stock on the Frankfurt Stock Exchange at year-end less option price.

     Supplemental Pension Benefit

     The Company has entered into a contract with Mr. Moody whereby amounts are accrued under an unfunded arrangement to pay Mr. Moody a supplemental pension. Under the contract, his supplemental pension account was established with a credit of $250,000 as of July 1, 1995, and the Company is obligated to credit the account in the amount of $60,000 each subsequent July 1 during the continuance of Mr. Moody's employment. The account is also credited with any deemed income, gains or losses which would be attributable to a corresponding investment of an equal cash amount in such investment as the Company, taking into account Mr. Moody's views, shall deem the account to be invested. In general, unless his employment is terminated by the Company for cause (as defined), Mr. Moody will receive in a lump sum the total amount credited to his supplemental pension account when he retires or his employment otherwise ceases. In the event Mr. Moody's employment is terminated by the Company other than for cause, or if he resigns for good reason (as defined), in either case following a change in control (as defined), the Company is obligated to credit his supplemental pension account with an amount equal to $60,000 times the number of years (and fractions) remaining between his age on the date his employment ceases and age 60.

     Report of the Audit Committee

     The Audit Committee of the Board of Directors of the Company also functions as the Compensation Committee. As such, it is responsible for administering officers' compensation and makes recommendations to the Board in connection therewith. All the members of the Committee are independent, non-employee directors who are not eligible to participate in the programs which the Committee oversees. Dr. Schorr is a retired Managing Partner of Bankhaus Gebrueder Bethmann, whose parent, Bayerische Vereinsbank, received $5,720 as its share of underwriting fees and commissions as an underwriter of the Company's Common Stock offering in Germany in 1995. See "Certain Transactions -- Underwriting" below.

     In early 1995, in anticipation of becoming self-administered on July 1, the Company engaged Coopers & Lybrand L.L.P. to make recommendations with respect to compensation. The resulting Coopers & Lybrand L.L.P. study recommended the continuation of a short-term incentive compensation program for officers in the form of cash bonuses and a long-term incentive program in the form of restricted stock and stock option grants. The Audit Committee agrees with these recommendations and has proposed, and the Board of Directors has adopted, programs to implement them.

     As to short-term compensation, the Committee believes that a large part of officers' compensation should consist of annual bonuses based on Company performance relative to predetermined goals and individual performance relative to predetermined objectives. Under the bonus program as adopted, a target bonus pool is established each year. Each officer's share of the pool is fixed based on his/her level of responsibility, his/her performance relative to the pre-established objectives and the President's evaluation of the officer's performance. As a result of this process, target bonus levels for individuals may range from 25% to 60% of base salary, with the weighted average for all officers being 48%.

     The target pool will be awarded if the Company meets the pre-set goals. For lesser, but still acceptable, performance, less than the target will be awarded. For outstanding performance, more than the target will be awarded. As in effect for 1996, the most important factors in evaluating performance are funds from operations per share and subjective Board assessment, each weighted at 34%. The other two factors are share price performance measured against the NAREIT office building universe and total return as measured against the NACREIF office building universe, both weighted at 16%. The President and CEO of the Company participates in the bonus program on the same basis as other officers.

     The Committee did not become responsible for executive compensation until July 1, 1995, when the Company became self-administered. Except for Mr. Moody, it continued executive officers' salaries for the rest of the year at the same level as was being paid to the executive officers by Deutsche Bank Realty Advisors, Inc. ("DBRA"), as such salaries were thought to be generally within competitive ranges. It increased the annual salary portion of the compensation of the President and CEO, Mr. Moody, from $250,000 to $350,000 in anticipation of the annual bonus portion of his compensation in the immediate future being about $100,000 less than the bonus portion of his compensation from DBRA. DBRA paid bonuses to the Company's officers in 1995; the Company paid no bonuses in 1995, but the Board, upon recommendation of the Committee, has awarded bonuses for payment in June 1996 based on performance in the second half of 1995, including $100,000 to Messrs. Moody and Dimock, and $30,000 to Mr. Masters. These bonuses were based on the subjective judgment of the Committee, taking into account the success factors mentioned in the last paragraph of this report, and not on the bonus process described above.

     The Committee believes that, in general, executive compensation -- base salaries plus annual incentive for meeting targets -- should be aimed at the 70th percentile of peer companies as provided by professional compensation consultants. Company performance does not affect base salaries appreciably.

     The restricted stock and stock option grants awarded in 1995 to Mr. Moody and the other officers were based on recommendations by Coopers & Lybrand L.L.P. and, among other factors, on the success of the Company in reducing leverage, becoming self-administered, strengthening the management team through the employment of Mr. Dimock and identifying additional investments. The grants to Mr. Moody have identical terms to those of the other officers.

                         Submitted by the Audit Committee (functioning as the Compensation Committee) of the Board of Directors.

                                              Mr. H. C. Mautner, Chairman
                                              Mr. B. Eagle
                                              Dr. K.-L. Hermann
                                              Dr. W. Schorr

                            Stockholder Return Graph

     The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock (assuming reinvestment of distributions at date of payment into Common Stock of the Company) with the cumulative total return on the published Standard & Poor's 500 Stock Index and the cumulative total return on the published NAREIT All Equity Index over the preceding five year period. The following graph is presented pursuant to U.S. Securities and Exchange Commission rules.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
              AMONG CORNERSTONE PROPERTIES INC., S&P 500 INDEX AND
                          THE NAREIT ALL EQUITY INDEX**

          Cornerstone              S&P            NAREIT
          -----------              ---            ------

1990          100                  100             100
1991          107                  131             136
1992          119                  141             155
1993          189                  155             186
1994          182                  157             192
1995          191                  215             221


     Assumes $100 invested on December 31, 1990 in Cornerstone Common Stock, S&P 500 Index and NAREIT All Equity Index.


- ---------------
* Total return assumes reinvestment of dividends and distributions. ** Fiscal year ending December 31.

                              CERTAIN TRANSACTIONS

     Hines Interests Limited Partnership

     Through an affiliate, Hines Interests Limited Partnership ("HILP"), of which Mr. Topham is an Executive Vice President, held a 9% managing general partnership interest and a 1% limited partnership interest in the limited partnership which owns One Norwest Center in Denver, Colorado. The Company, through a subsidiary, held a 90% general partnership interest in such limited partnership. HILP has a management agreement with such partnership which expires December 31, 2005 pursuant to which it was paid a management fee of approximately $609,000 for 1995. It was also paid approximately $1,152,000 by the limited partnership for other services rendered during 1995. The Company, through a subsidiary, has acquired the HILP affiliate's 10% interest in this partnership for $17,925,976 ($5,000,000 Common Stock and $12,925,976 promissory note). The purchase price for the 10% partnership interest was arrived at by arm's-length bargaining, with the Company being represented principally by Mr. Moody. Another affiliate of HILP holds a 49% managing general partnership interest and a 1% limited partnership interest in the limited partnership which owns Norwest Center in Minneapolis, Minnesota. The Company, through a subsidiary, holds a 50% general partnership interest in such limited partnership. HILP has a management agreement with such partnership with an initial term expiring December 31, 2001 pursuant to which it was paid approximately $905,000 for 1995. It was also paid approximately $1,055,000 by this limited partnership for other services rendered during 1995. HILP has a management agreement for 125 Summer Street in Boston which was acquired by the Company in the Fall of 1995. This agreement has an initial term expiring December 31, 1999, and HILP was paid approximately $64,000 by the Company in 1995 under the agreement. HILP has similar arrangements with respect to three other properties in Houston, Texas for which the Company is the real estate adviser. In addition, HILP or its affiliates manage and own properties in the Denver, Minneapolis, Boston and New York markets which compete with the Company's properties and in the Houston market which compete with the advised properties.

     Deutsche Bank AG

     During 1995, the Company incurred an aggregate expense of approximately $11,471,000 to Deutsche Bank AG New York Branch, Los Angeles Branch and Cayman Islands Branch (the "Deutsche Bank Branches") as interest on loans and fees related to interest rate hedges. In addition, the Company has a $12,000,000 line of credit with Deutsche Bank AG Cayman Islands Branch, of which $10,530,000 was available on April 30, 1996, and a $32,500,000 term loan with Deutsche Bank AG London. All such fees and the agreements providing therefor were established after arm's-length negotiations and are on terms that the Board believes to be reasonable and similar to or better than those available to comparable customers of the Deutsche Bank Branches.

     In 1995, after approval by stockholders, the Advisory Agreement referred to below between the Company and an affiliate of Deutsche Bank AG was terminated, and the Company became self-administered. The Company continues to be managed by substantially the same individuals who did so before such termination, but Deutsche Bank no longer has any formal role in providing investment advice to the Company. As another part of an overall plan, following the Common Stock offering referred to under "Underwriting," Deutsche Bank purchased $50,000,000 of non-voting 7% Cumulative Preferred Stock of the Company convertible into Common Stock commencing in 2000 at a conversion price of $16.50. The proceeds of this sale were applied to the repayment of (i) $47,000,000 of senior debt of a subsidiary of the Company in partial repayment of amounts owed to Deutsche Bank AG relating to the Company's Seattle property and (ii) $3,000,000 of senior debt of another subsidiary in partial repayment of amounts owed to Deutsche Bank relating to the Company's Minneapolis property.

     From June 1991 to July 1995, the Company was advised by Deutsche Bank Realty Advisors, Inc. ("DBRA"), an affiliate of Deutsche Bank AG. The DBRA Advisory Agreement was terminated by mutual consent on June 30, 1995, when the Company became self-administered. DBRA received $1,077,000 (including approximately $27,000 of reimbursable expenses) from the Company in 1995 pursuant to the agreement.

     Underwriting

     Deutsche Bank AG led a group of underwriters, including Commerzbank AG and Bayerische Vereinsbank (the parent of Bankhaus Gebrueder Bethmann), in a $90,500,000 Common Stock offering of the Company in Germany in 1995 for which it received fees and commissions in the amount of $4,522,375. Commerzbank AG received $114,400, and Bayerische Vereinsbank received $5,720 as their respective share of the underwriting fees and commissions.

                              SELECTION OF AUDITORS

                             (Item 2 on Proxy Card)

     The Audit Committee has recommended and the Board of Directors has selected Coopers & Lybrand L.L.P. as independent auditors for the Company for the fiscal year ending December 31, 1996. This selection is being presented to the stockholders for ratification, although the Board of Directors may terminate the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors without the approval of the stockholders of the Company. The Company has been advised that representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

                                  OTHER MATTERS

                             (Item 3 on Proxy Card)

     The Board of Directors does not currently intend to present any matter for action at the Annual Meeting other than the matters described in this Proxy Statement and does not know of any other matter to be brought before the meeting. If any other matter should properly come before the meeting, the persons named in the enclosed proxy will vote in regard thereto according to their discretion, unless otherwise directed in the proxy.

                                      * * *


     Proposals of stockholders of the Company must be received by the Secretary of the Company at its principal office not later than January 10, 1997 in order to be included in the Company's proxy materials for the 1997 Annual Meeting of Stockholders.

     Upon written request to Cornerstone Properties Inc., 126 East 56th Street, New York, New York 10022, Attention: Mr. Thomas P. Loftus, Vice President, any stockholder may obtain a copy of the Company's Annual Report on Form 10-K filed with the United States Securities and Exchange Commission for the fiscal year ended December 31, 1995.

May 10, 1996

                                                PROXY -- CORNERSTONE PROPERTIES INC.

The undersigned  stockholder of Cornerstone  Properties Inc. (the "Company")  hereby appoints John S. Moody and Claudia H. Steckler, and each of them, as Proxies, each with the power of substitution,  to vote all of the shares of Common Stock the undersigned may be entitled to vote upon all matters at the Company's  Annual Meeting of  Stockholders  to be held on Thursday,  June 20, 1996, at 2:00
p.m.  (local  time) in Room E-2 at the head office of Deutsche  Bank AG,  Taunusanlage  12,  Frankfurt  (Main)  Germany,  and at all
adjournments  thereof,  with all powers the undersigned  would possess if then and there  personally  present.  Without limiting the general  authorization and power hereby given, the undersigned  directs said Proxies to cast the undersigned's  vote as specified on the reverse side hereof.  IF NOT OTHERWISE  SPECIFIED,  THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS LISTED ON THE
REVERSE SIDE HEREOF.  Stockholders who plan to attend the Annual Meeting may revoke their proxy by casting their vote at the meeting in person.


                                                                                             ---------------------------------------
                                                                                                  Name of Stockholder (please print)

                                                                                             ---------------------------------------
                                                                                                                           Signature

                                                                                             ---------------------------------------
                                                                                                               Number of Shares Held

                                                                                             ---------------------------------------
                                                                                                          Name of Correspondent Bank

                                                                                             _________________________________, 1996
                                                                                             Date


                                PLEASE DATE, SIGN AND MAIL THIS PROXY TODAY IN THE ENCLOSED ENVELOPE.


   1. Election of Directors:            | | FOR all nominees listed below             | | WITHHOLD AUTHORITY to
                                            (except as marked to the contrary below)      vote for all nominees below

   (INSTRUCTION: To withhold authority to vote for any nominee strike a line through the nominee's name)

R.-E. Breuer B. Eagle K.-L. Hermann G.A. Koning H.C. Mautner J.S. Moody G. Rauenhorst W. Schorr M.J.G. Topham  B.T. Wetteskind

                                                                                                     FOR    AGAINST  ABSTAIN
   2. To ratify the appointment of Coopers & Lybrand L. L. P. as the Company's independent public
      accountants for the fiscal year 1996.                                                          | |      | |      | |

   3. To vote at the discretion of the Proxies upon such other matters as may properly come before
      the meeting or any adjournment thereof.                                                        | |      | |      | |
                                                        ---------------------

   I intend to attend the Annual Meeting of Stockholders. Please send me an entry card. | |

                                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

                                     (Continued and to be dated and signed on the reverse side)

